EXHIBIT 4.2
FIFTH AMENDMENT TO THE
TRANSFER AND SERVICING AGREEMENT
     This FIFTH AMENDMENT TO THE TRANSFER AND SERVICING AGREEMENT, dated as of June 13, 2007 (this “Amendment”) is made among World Financial Network National Bank (“WFN”), as Servicer; WFN Credit Company, LLC (“WFN Credit”), as Transferor, and World Financial Network Credit Card Master Note Trust (the “Issuer”), as Issuer, to the Transfer and Servicing Agreement, dated as of August 1, 2001, among WFN, as Servicer, WFN Credit, as Transferor, and the Issuer, (as amended by the First Amendment to the Transfer and Servicing Agreement, dated as of November 7, 2002, among WFN Credit, WFN, as Servicer and the Issuer, as further amended by the Omnibus Amendment, dated as of March 31, 2003, among WFN, WFN Credit, the Issuer and BNY Midwest Trust Company, as Trustee, as further amended by the Third Amendment to the Transfer and Servicing Agreement, dated as of May 19, 2004, among WFN, as Servicer, WFN Credit, as Transferor, and the Issuer, as further amended by the Fourth Amendment to the Transfer and Servicing Agreement, dated as of March 30, 2005, among WFN, as Servicer, WFN Credit, as Transferor, and the Issuer, and as further amended from time to time, the “Transfer Agreement”). Capitalized terms used and not otherwise defined in this Amendment are used as defined in the Transfer Agreement.
     WHEREAS, the parties hereto desire to amend the Transfer Agreement as set forth below;
     NOW THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:
     1. Amendment to Transfer Agreement. (a) Section 3.5 of the Transfer Agreement is hereby amended in its entirety to read as follows:
“SECTION 3.5. Annual Certificate of Servicer. Unless Servicer has been relieved of all of its obligations under this Agreement because the final Series has been repaid during the prior fiscal year, on or before the 90th day following the end of each fiscal year of the Issuer for which an Officer’s Certificate is not required to be furnished pursuant to Section 3.6(a)(i), the Servicer shall deliver to Indenture Trustee, any Rating Agency, and any Enhancement Provider an Officer’s Certificate of the Servicer substantially in the form of Exhibit C.”
     (b) Section 3.6(a) of the Transfer Agreement is hereby amended in its entirety to read as follows:
“(a)(i) So long as the Transferor or the Issuer is subject to the reporting requirements of the Exchange Act with respect to the Notes, Servicer shall deliver to Issuer, Transferor, the Trustee, and each Rating Agency on or before the 90th day following the end of
Fifth Amendment to Transfer Agreement

each fiscal year of the Issuer (beginning with the first fiscal year after fiscal year 2006 in which the Issuer issues Notes that are subject to the reporting requirements of the Exchange Act), an Officer’s Certificate of the Servicer providing such information as is required under Item 1123 of Regulation AB under the Securities Act and the Exchange Act.
(ii) The Servicer shall deliver to the Issuer, the Trustee, the Transferor and each Rating Agency on or before the 90th day following the end of each fiscal year of the Issuer, a report regarding the Servicer’s assessment of compliance with the applicable servicing criteria specified in Item 1122(d) of Regulation AB during the immediately preceding fiscal year, as required under Rules 13a-18 and 15d-18 of the Exchange Act.”
     (c) Section 3.6(b) of the Transfer Agreement is hereby amended in its entirety to read as follows:
“(b) On or before the 90th day following the end of each fiscal year of the Issuer, Servicer shall cause a firm of nationally recognized independent public accountants (who may also render other services to Servicer) to furnish a report to the Issuer, the Trustee, and the Transferor that attests to, and reports on, the Servicer’s assessment delivered pursuant to Section 3.6(a)(ii), which attestation report shall be made in accordance with the requirements of Rules 13a-18 and 15d-18 of the Exchange Act. The attestation report required by this paragraph may be replaced, at the Servicer’s option, by any similar attestation report using standards which are now or in the future in use by servicers of comparable assets or which otherwise comply with any rule, regulation, “no-action” letter or similar guidance promulgated by the Securities and Exchange Commission.
     2. Binding Effect; Ratification. (a) This Amendment shall become effective, as of June [___], 2007, (i) upon receipt hereof by each of the parties hereto of counterparts duly executed and delivered by each of the parties hereto, and (ii) satisfaction of each of the conditions precedent described in Section 9.1(a) of the Transfer Agreement, and thereafter shall be binding on the parties hereto and their respective successors and assigns.
     (B) On and after the execution and delivery hereof, this Amendment shall be a part of the Transfer Agreement and each reference in the Transfer Agreement to “this Agreement” or “hereof,” “hereunder” or words of like import, and each reference in any other Transaction Document to the Transfer Agreement shall mean and be a reference to the Transfer Agreement as amended hereby.
     (C) Except as expressly amended hereby, the Transfer Agreement shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.
Fifth Amendment to Transfer Agreement

     3. Miscellaneous. (a) THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS. EACH OF THE PARTIES TO THIS AMENDMENT HEREBY AGREES TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT HAVING JURISDICTION TO REVIEW THE JUDGMENTS THEREOF. EACH OF THE PARTIES HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.
     (b) Headings used herein are for convenience of reference only and shall not affect the meaning of this Amendment.
     (c) This Amendment may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.
     (d) The Trustee shall not be responsible for the validity or sufficiency of this amendment, nor for the recitals contained herein.
[Signature Page Follows]
Fifth Amendment to Transfer Agreement

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

WORLD FINANCIAL NETWORK NATIONAL BANK, as Servicer

By:	/s/ Robert P. Armiak Name: Robert P. Armiak
Title: Vice President and Treasurer

WFN CREDIT COMPANY, LLC, as Transferor

By:	/s/ Robert P. Armiak Name: Robert P. Armiak
Title: Vice President and Treasurer

WORLD FINANCIAL NETWORK CREDIT CARD MASTER NOTE TRUST, as Issuer

By: U.S. Bank Trust National Association , not in its individual capacity, but solely as Owner Trustee on behalf of the Issuer

By:	/s/ Nicole Pole

Name: Nicole Pole Title: Vice President
Fifth Amendment to Transfer Agreement

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